UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2010

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri (Address of principal executive offices)	63141 (Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2010, Isle of Capri Casinos, Inc. (the “Company”) and its subsidiaries, IOC-Vicksburg, Inc. and IOC-Vicksburg, L.L.C., entered into a definitive Purchase Agreement (the “Purchase Agreement”), with United Gaming Rainbow, Inc. and Bally Technologies, Inc. pursuant to which the Company would acquire through its subsidiaries the Rainbow Casino located in Vicksburg, Mississippi for $80 million, subject to certain purchase price adjustments.  In the event the Company completes the transaction after June 30, 2010, under certain circumstances the purchase price would be increased to $82 million.  The transaction is subject to regulatory approvals, including gaming approvals and expiration or termination of the waiting period under the Hart-Scott-Rodino Act, and other customary closing conditions.  The Company and Bally Technologies, Inc. have entered into various systems and gaming agreements with respect to the Company’s gaming properties.

The foregoing description of the Purchase Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.  A copy of the press release announcing the transaction is included as Exhibit 99.2 to this Current Report and is incorporated herein by reference.  The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties thereto.  In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided to the Company.  These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement.  Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement may not constitute the actual state of facts about the parties thereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1

Purchase Agreement, dated April 1, 2010, by and among United Gaming Rainbow, Inc., Bally Technologies, Inc., Isle of Capri Casinos, Inc., IOC-Vicksburg, Inc. and IOC-Vicksburg, L.L.C., with respect to Rainbow Casino-Vicksburg Partnership, L.P. d/b/a Rainbow Casino

99.2	News Release dated April 5, 2010

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: April 5, 2010	By:	/s/ Edmund L. Quatmann, Jr.
	Name:	Edmund L. Quatmann, Jr.
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1

Purchase Agreement, dated April 1, 2010, by and among United Gaming Rainbow, Inc., Bally Technologies, Inc., Isle of Capri Casinos, Inc., IOC-Vicksburg, Inc. and IOC-Vicksburg, L.L.C., with respect to Rainbow Casino-Vicksburg Partnership, L.P. d/b/a Rainbow Casino

99.2	News Release dated April 5, 2010